[Tesco Logo]

Attention Business Editors:

Tesco Corporation to Present at the 2007 Petroleum Services Investment Symposium

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

HOUSTON, TX, June 12 /CNW/ - Tesco Corporation announced today that

Julio M. Quintana, President and CEO, will present at the 2007 Petroleum

Services Investment Symposium in Calgary on Thursday, June 21, 2007 at

9:40 a.m. MDT.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The

Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

%SEDAR: 00002774E

For further information: Anthony Tripodo, (713) 359-7000, Tesco

Corporation